Exhibit 99.1

Beyond Li-ion™

Daniel Li Joins SES as Chief Manufacturing Officer

BOSTON, Mass. – April 26, 2023 – SES AI Corporation (NYSE: SES), headquartered in Boston, a global leader in the development and manufacturing of high-performance lithium-metal (Li-Metal) rechargeable batteries for electric vehicles (EVs) and other applications, today announced the appointment of Daniel Li as Chief Manufacturing Officer. Mr. Li has been working in the lithium-ion battery industry for 15 years, including in senior roles at A123.

In this newly created position, Mr. Li will lead SES’s transition from automotive A-samples to B-samples and, ultimately, larger-scale commercial production. In addition, Mr. Li will lead the company's effort to set up a robust EV battery supply chain in North America and he will manage cell engineering and manufacturing, supplier partnerships, and automotive OEM project management.

“SES is the clear leader in Li-Metal battery technology, and I am excited to join the organization and help lead the commercialization of the cutting-edge technology, including the transition from A-Samples to B-Samples beginning this year,” said Chief Manufacturing Officer Daniel Li. “I am very impressed by what I have seen over the past couple of weeks and believe I have the necessary skillset to help SES transform into a full-scale battery manufacturing company with a robust supply chain in North America.”

Li-Metal cell during stacking process.

"SES is profoundly American with its roots in the basement lab of MIT more than 10 years ago, but also profoundly global with its talent and partners from around the world. A123 was an American hero with the same MIT roots as SES, helped kick start advanced EV battery development and manufacturing in the US and incubated SES during its infancy,” said Founder and CEO of SES AI Corporation Dr. Qichao Hu. “SES has learned from A123's lessons and plans to commercialize Li-Metal batteries and build a robust EV battery supply chain in North America. Daniel brings valuable experience and perspective in cell engineering, manufacturing, quality, management and operation from his years at A123 in the US, China, Europe and South Korea. Daniel will help SES accelerate the commercialization of Li-Metal and help SES become the leader for next-generation EV and eVTOL batteries. SES is getting ready for B-Samples.”

About SES

SES is a global leader in the development and production of high-performance Li-Metal rechargeable batteries for EVs and other applications. Founded in 2012, SES is an integrated Li-Metal battery manufacturer with strong capabilities in material, cell, module, AI-

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powered safety algorithms and recycling. Formerly known as SolidEnergy Systems, SES is headquartered in Boston and has operations in Singapore, Shanghai, and South Korea.

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Investors: Eric Goldstein ericgoldstein@ses.ai

Source: SES AI Corporation

Forward-looking statements

This press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements relating to expectations for future financial performance, business strategies or expectations for our business. These statements are based on the beliefs and assumptions of the management of SES. Although SES believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot provide assurance that it will achieve or realize these plans, intentions or expectations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this press release, words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize or should any of SES’s assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to the following risks: risks related to the development and commercialization of SES’s battery technology and the timing and achievement of expected business milestones; risks relating to the uncertainty of achieving and maintaining profitability; risks relating to the uncertainty of meeting future capital requirements; the ability of SES to integrate its products into electric vehicles (“EVs”) or electric vertical take-off and landing aircraft (“eVTOLs”); the risk that delays in the pre-manufacturing development of SES’s battery cells could adversely affect SES’s business and prospects; potential supply chain difficulties; the ability of SES to engage target original equipment manufacturers (“OEMs”) customers successfully and integrate SES’s products into EVs manufactured by OEM customers; the ability to obtain raw materials, components or equipment through new or existing supply relationships; risks resulting from SES’s joint development agreements and other strategic alliances and investments; product liability and other potential litigation, regulation and legal compliance; SES’s ability to attract, train and retain highly skilled employees and key personnel; the uncertainty in global economic conditions and risks relating to health epidemics, including the COVID-19 pandemic and any operational interruptions; developments in alternative technology or other fossil fuel alternatives; risks related to SES’s intellectual property; business, regulatory, political, operational, financial and economic risks related to SES’s business operations outside the United States; SES has identified a material weakness in its internal control over financial reporting and may identify material weaknesses in the future or otherwise fail to develop or maintain an effective system of internal controls; the volatility of SES’s common stock and value of SES’s public warrants; and the other risks described in “Part I, Item 1A. Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission (“SEC”) on March 16, 2023 and other documents filed from time to time with the SEC. There may be additional risks that SES presently knows and/or believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect SES’s expectations, plans or forecasts of future events and views only as of the date of this press release. SES anticipates that subsequent events and developments will cause its assessments to change. However, while SES may elect to update these forward-looking statements at some point in the future, SES specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing SES’s assessments as of any date subsequent to the date of this press release.

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